Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Cathy Silva
Sr. Director, Investor Relations	Corporate Communications Manager
(408) 875-9529	(408) 875-7042
ed.lockwood@kla-tencor.com	cathy.silva@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2016 SECOND QUARTER RESULTS

MILPITAS, Calif., January 28, 2016 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its second quarter of fiscal year 2016, which ended on December 31, 2015, and reported GAAP net income of $152 million and GAAP earnings per diluted share of $0.98 on revenues of $710 million.

GAAP Results
	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015
Revenues	$710 million	$643 million	$676 million
Net Income	$152 million	$105 million	$20 million
Earnings per Diluted Share	$0.98	$0.66	$0.12

Non-GAAP Results
	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015
Net Income	$162 million	$112 million	$113 million
Earnings per Diluted Share	$1.04	$0.71	$0.68

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance and other related charges, merger-related charges, and debt extinguishment loss and recapitalization charges.

In light of the pending merger transaction with Lam Research Corporation, KLA-Tencor will discontinue conducting quarterly earnings conference calls to discuss financial results, but instead publish a quarterly stockholder letter and other supplemental data on the Investor Relations section of the KLA-Tencor website.

About KLA-Tencor:

KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.

To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2015	June 30, 2015
ASSETS
Cash, cash equivalents and marketable securities	$2,241,425	$2,387,111
Accounts receivable, net	427,115	585,494
Inventories	691,786	617,904
Other current assets	324,379	314,067
Land, property and equipment, net	292,393	314,591
Goodwill	335,205	335,263
Purchased intangibles, net	6,934	11,895
Other non-current assets	253,279	259,687

Total assets	$4,572,516	$4,826,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122,314	$103,342
Deferred system profit	131,848	148,691
Unearned revenue	63,587	71,335
Current portion of long-term debt	—	16,981
Other current liabilities	540,581	661,414

Total current liabilities	858,330	1,001,763
Non-current liabilities:
Long-term debt	3,131,676	3,173,435
Unearned revenue	49,360	47,145
Other non-current liabilities	167,525	182,230

Total liabilities	4,206,891	4,404,573
Stockholders’ equity:
Common stock and capital in excess of par value	416,144	474,374
Accumulated deficit	—	(12,362)
Accumulated other comprehensive income (loss)	(50,519)	(40,573)

Total stockholders’ equity	365,625	421,439

Total liabilities and stockholders’ equity	$4,572,516	$4,826,012

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Operations

	Three months ended December 31,		Six months ended December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
Revenues:
Product	$527,780	$503,884	$988,519	$980,482
Service	182,465	172,473	364,370	338,776

Total revenues	710,245	676,357	1,352,889	1,319,258
Costs and expenses:
Costs of revenues	280,980	283,213	551,224	571,680
Engineering, research and development	118,272	133,557	238,215	277,194
Selling, general and administrative	96,532	104,873	188,195	206,517
Interest expense and other, net	28,986	29,313	55,481	39,459
Loss on extinguishment of debt and other, net	—	131,669	—	131,669

Income (loss) before income taxes	185,475	(6,268)	319,774	92,739
Provision for (benefit from) income taxes	33,268	(26,536)	62,670	238

Net income	$152,207	$20,268	$257,104	$92,501

Net income per share:
Basic	$0.98	$0.12	$1.65	$0.56

Diluted	$0.98	$0.12	$1.64	$0.56

Cash dividends declared per share (including a special cash dividend of $16.50 per share declared during the three months ended December 31, 2014)	$0.52	$17.00	$1.04	$17.50

Weighted-average number of shares:
Basic	155,252	164,036	156,036	164,440
Diluted	155,996	165,317	156,971	165,950

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended December 31,
(In thousands)	2015	2014
Cash flows from operating activities:
Net income	$152,207	$20,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,529	18,901
Asset impairment charges	358	—
Loss on extinguishment of debt and other, net	—	131,669
Non-cash stock-based compensation expense	11,325	14,848
Excess tax benefit from equity awards	(1,382)	(565)
Net gain on sales of marketable securities and other investments	(25)	(281)
Changes in assets and liabilities
Decrease (increase) in accounts receivable, net	32,098	(200,282)
Decrease (increase) in inventories	(36,668)	10,702
Increase in other assets	(38,044)	(79,856)
Increase in accounts payable	15,047	478
Increase (decrease) in deferred system profit	(2,339)	79,285
Increase (decrease) in other liabilities	(48,782)	15,917

Net cash provided by operating activities	100,324	11,084
Cash flows from investing activities:
Capital expenditures, net	(7,938)	(12,783)
Proceeds from sale of assets	1,215	—
Purchases of available-for-sale securities	(281,503)	(469,416)
Proceeds from sale of available-for-sale securities	284,734	709,123
Proceeds from maturity of available-for-sale securities	141,362	248,035
Purchases of trading securities	(16,738)	(16,999)
Proceeds from sale of trading securities	20,036	17,807

Net cash provided by investing activities	141,168	475,767
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	3,224,906
Repayment of debt	(20,000)	(877,367)
Issuance of common stock	21,908	24,726
Tax withholding payments related to vested and released restricted stock units	(495)	(632)
Common stock repurchases	(39,119)	(141,521)
Payment of dividends to stockholders	(81,380)	(2,796,739)
Excess tax benefit from equity awards	1,382	565

Net cash used in financing activities	(117,704)	(566,062)
Effect of exchange rate changes on cash and cash equivalents	(894)	(5,607)

Net increase (decrease) in cash and cash equivalents	122,894	(84,818)
Cash and cash equivalents at beginning of period	763,697	669,683

Cash and cash equivalents at end of period	$886,591	$584,865

Supplemental cash flow disclosures:
Income taxes paid, net	$51,631	$37,368
Interest paid	$56,711	$33,092
Non-cash activities:
Purchase of land, property and equipment - investing activities	$2,253	$3,962
Unsettled common stock repurchase - financing activities	$—	$12,589
Dividends payable - financing activities	$20,284	$42,829

KLA-Tencor Corporation

Condensed Consolidated Unaudited Supplemental Information

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Six months ended
		December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP net income		$152,207	$104,897	$20,268	$257,104	$92,501
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition-related charges	a	1,309	3,581	3,832	4,890	7,830
Restructuring, severance and other related charges	b	1,742	7,066	3,299	8,808	7,356
Merger-related charges	c	8,820	—	—	8,820	—
Debt extinguishment loss and recapitalization charges	d	—	—	134,147	—	134,147
Income tax effect of non-GAAP adjustments	e	(2,321)	(3,348)	(48,720)	(5,669)	(50,259)

Non-GAAP net income		$161,757	$112,196	$112,826	$273,953	$191,575

GAAP net income per diluted share		$0.98	$0.66	$0.12	$1.64	$0.56

Non-GAAP net income per diluted share		$1.04	$0.71	$0.68	$1.75	$1.15

Shares used in diluted shares calculation		155,996	157,984	165,317	156,971	165,950

Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition related charges	Restructuring, severance and other related charges	Merger-related charges	Debt extinguishment loss and recapitalization charges	Total pre-tax GAAP to non- GAAP adjustments
Three months ended December 31, 2015
Costs of revenues	$663	$470	$67	$—	$1,200
Engineering, research and development	—	479	—	—	479
Selling, general and administrative	646	793	8,753	—	10,192

Total in three months ended December 31, 2015	$1,309	$1,742	$8,820	$—	$11,871

Three months ended September 30, 2015
Costs of revenues	$2,285	$2,770	$—	$—	$5,055
Engineering, research and development	650	1,010	—	—	1,660
Selling, general and administrative	646	3,286	—	—	3,932

Total in three months ended September 30, 2015	$3,581	$7,066	$—	$—	$10,647

Three months ended December 31, 2014
Costs of revenues	$2,577	$—	$—	$—	$2,577
Engineering, research and development	700	1,289	—	—	1,989
Selling, general and administrative	555	2,010	—	2,478	5,043
Loss on extinguishment of debt and other, net	—	—	—	131,669	131,669

Total in three months ended December 31, 2014	$3,832	$3,299	$—	$134,147	$141,278

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.	Acquisition-related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.	Restructuring, severance and other related charges include costs associated with employee severance and other exit costs, impairment of certain long-lived assets. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.	Merger-related charges that are directly related to the pending merger between KLA-Tencor and Lam as announced on October 21, 2015. Charges primarily includes costs for advisory services, appraisals, legal services, employee-related expense and auditing services. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.	Debt extinguishment loss and recapitalization charges include a pre-tax loss on early extinguishment of debt related to the 6.900% Senior Notes due in 2018, net and certain other expenses incurred in connection with the leveraged recapitalization plan which was completed in the second quarter of fiscal year ended June 30, 2015. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

e.	Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.